    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28 , 2002

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

 MERISTAR HOSPITALITY CORPORATION    MERISTAR HOSPITALITY OPERATING
                                           PARTNERSHIP, L.P.
   (Exact name of Registrant as       (Exact name of Registrant as
     specified in its charter)         specified in its charter)
             MARYLAND                           DELAWARE
 (State or other jurisdiction of    (State or other jurisdiction of
   incorporation or organization)    incorporation or organization)
               6798                               7011
(IRS Employer Identification No.)  (IRS Employer Identification No.)

                     MERISTAR HOSPITALITY FINANCE CORP. III
             (Exact name of Registrant as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                      7011
                       (IRS Employer Identification No.)

    FOR ADDITIONAL CO-REGISTRANTS, SEE "TABLE OF CO-REGISTRANTS" IMMEDIATELY
                           FOLLOWING THIS COVER PAGE.

                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON D.C. 20007
                                 (202) 965-4455
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          CHRISTOPHER L. BENNETT, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        MERISTAR HOSPITALITY CORPORATION
                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON D.C. 20007
                                 (202) 965-4455
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:
                           RICHARD S. BORISOFF, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000

                            ------------------------

   APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:  From time to time after this registration statement becomes effective.

                            ------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

(CONTINUED FROM PREVIOUS PAGE)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                     AGGREGATE OFFERING PRICE       AMOUNT OF
                SECURITIES TO BE REGISTERED                         (1)(2)(3)(4)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock of MeriStar Hospitality Corporation(5).........
-----------------------------------------------------------------------------------------------------------
Preferred Stock of MeriStar Hospitality Corporation(6)......
-----------------------------------------------------------------------------------------------------------
Depositary Shares representing Preferred Stock of MeriStar
Hospitality Corporation(7)..................................
-----------------------------------------------------------------------------------------------------------
Debt Securities of MeriStar Hospitality Corporation(8)......
-----------------------------------------------------------------------------------------------------------
Warrants of MeriStar Hospitality Corporation(9).............
-----------------------------------------------------------------------------------------------------------
Guarantees by MeriStar Hospitality Corporation of Debt
Securities of MeriStar Hospitality Operating Partnership,
L.P.(10)....................................................
-----------------------------------------------------------------------------------------------------------
Debt Securities of MeriStar Hospitality Operating
Partnership, L.P.(8)........................................
-----------------------------------------------------------------------------------------------------------
Guarantees by MeriStar Hospitality Operating Partnership,
L.P. of Debt Securities of MeriStar Hospitality
Corporation(10).............................................
-----------------------------------------------------------------------------------------------------------
Subsidiary Guarantees of Debt Securities of MeriStar
Hospitality Corporation or MeriStar Hospitality Operating
Partnership, L.P.(10).......................................
-----------------------------------------------------------------------------------------------------------
          Total.............................................       $500,000,000               $46,000
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

 (1) The aggregate offering price of all securities issued, from time to time, pursuant to this registration statement will not exceed $500,000,000 in United States dollars or the equivalent in any other currency. The proposed maximum offering price per security will be determined from time to time, by the registrants in connection with the sale by the registrants of the securities registered hereunder. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

 (3) Exclusive of accrued interest, dividends and distributions, if any.

 (4) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies, based on the exchange rate on the applicable offering date.

 (5) There is being registered hereunder an indeterminate number of shares of MeriStar Hospitality Corporation's common stock as may be sold from time to time by MeriStar Hospitality Corporation, including shares of other classes or series of common stock that may be issuable upon conversion, exercise or exchange of, or payment of dividends on, any securities providing for such issuance.

 (6) There is being registered hereunder an indeterminate number of shares of MeriStar Hospitality Corporation's preferred stock as may be sold, from time to time, including shares issuable upon conversion, exercise or exchange of, or payment of dividend on, any securities providing for such issuance.

 (7) There is being registered hereunder depositary shares to be evidenced by depositary receipts, each representing a fractional interest of a share of MeriStar Hospitality Corporation's preferred stock as may be sold from time to time by MeriStar Hospitality Corporation, including depositary shares that may be issuable upon conversion, exercise or exchange of, or payment of dividend on, any securities providing for such issuance.

 (8) There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time, by MeriStar Hospitality Corporation and/or MeriStar Hospitality Operating Partnership, L.P. as the case may be, including any debt securities issuable upon conversion, exercise, exchange or redemption of any securities providing for such issuance. If any debt securities are being issued at an original issue discount, then the offering price may be in such greater principal amount at maturity as shall result in the aggregate initial offering price not to exceed $500,000,000, less the dollar amount of any securities previously issued hereunder.

 (9) There is being registered hereunder an indeterminate number of warrants representing rights to purchase shares of common stock, preferred stock, depositary shares and/or debt securities of MeriStar Hospitality Corporation, including shares of other classes or series of MeriStar Hospitality Corporation's stock that may be issued upon reclassification of unissued, authorized stock of MeriStar Hospitality Corporation registered pursuant to this registration statement.

(10) Pursuant to rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.

                            TABLE OF CO-REGISTRANTS

     The following direct and indirect subsidiaries of MeriStar Hospitality Corporation and MeriStar Hospitality Operating Partnership, L.P. may guarantee certain of the debt securities and are co-registrants under this registration statement:

                                                            JURISDICTION OF
                                                            INCORPORATION OR    I.R.S. EMPLOYEE
NAME OF CO-REGISTRANT                                         ORGANIZATION     IDENTIFICATION NO.
---------------------                                       ----------------   ------------------
MeriStar Acquisition Company, L.L.C.......................    Delaware         52-2132724
AGH PSS I, Inc............................................    Delaware         52-2157232
AGH UPREIT LLC............................................    Delaware         75-2656872
CapStar Houston SW Partners, L.P..........................    Delaware         76-0517194
CapStar Medallion Houston Partners, L.P...................    Delaware         76-0548501
CapStar Medallion Dallas Partners, L.P....................    Delaware         75-2725881
CapStar Medallion Austin Partners, L.P....................    Delaware         74-2852380
CapStar Midland Partners, L.P.............................    Delaware         75-2725879
CapStar Dallas Partners, L.P..............................    Delaware         75-2694056
CapStar Mockingbird Partners, L.P.........................    Delaware         75-2694059
EquiStar Schaumburg Company, L.L.C........................    Delaware         36-4021251
EquiStar Bellevue Company, L.L.C..........................    Delaware         91-1689447
EquiStar Cleveland Company, L.L.C.........................    Delaware         34-1808020
EquiStar Latham Company, L.L.C............................    Delaware         52-1964079
EquiStar Virginia Company, L.L.C..........................    Delaware         54-1823125
EquiStar Ballston Company, L.L.C..........................    Delaware         54-1807527
EquiStar Salt Lake Company, L.L.C.........................    Delaware         87-0553144
EquiStar Atlanta GP Company, L.L.C........................    Delaware         52-1964084
EquiStar Atlanta LP Company, L.L.C........................    Delaware         52-1964081
CapStar Washington Company, L.L.C.........................    Delaware         52-1999173
CapStar C.S. Company, L.L.C...............................    Delaware         84-1360788
CapStar San Pedro Company, L.L.C..........................    Delaware         33-0727945
CapStar Louisville Company, L.L.C.........................    Delaware         31-1566303
CapStar Lexington Company, L.L.C..........................    Delaware         52-2050953
CapStar Oklahoma City Company, L.L.C......................    Delaware         73-1526587
CapStar Cherry Hill Company, L.L.C........................    Delaware         52-2018013
CapStar Frazer Company, L.L.C.............................    Delaware         23-2895342
CapStar KC Company, L.L.C.................................    Delaware         43-1760635
CapStar National Airport Company, L.L.C...................    Delaware         54-1854024
CapStar Georgetown Company, L.L.C.........................    Delaware         52-2039522
CapStar Jekyll Company, L.L.C.............................    Delaware         58-2326478
CapStar Detroit Airport Company, L.L.C....................    Delaware         38-3370983
CapStar Tucson Company, L.L.C.............................    Delaware         86-0892459
CapStar Mesa Company, L.L.C...............................    Delaware         91-1867278
CapStar Morristown Company, L.L.C.........................    Delaware         22-3542416
CapStar Indianapolis Company, L.L.C.......................    Delaware         35-2008353
CapStar Chicago Company, L.L.C............................    Delaware         52-2052623
CapStar Windsor Locks Company, L.L.C......................    Delaware         52-2061475
CapStar Hartford Company, L.L.C...........................    Delaware         52-2088410
CapStar Cross Keys Company, L.L.C.........................    Delaware         52-2077796
CapStar Columbia Company, L.L.C...........................    Delaware         52-2077797

                                                            JURISDICTION OF
                                                            INCORPORATION OR    I.R.S. EMPLOYEE
NAME OF CO-REGISTRANT                                         ORGANIZATION     IDENTIFICATION NO.
---------------------                                       ----------------   ------------------
CapStar Roland Park Company, L.L.C........................    Delaware         52-2086427
CapStar Forestall Company, L.L.C..........................    Delaware         55-2089189
MeriStar Santa Barbara, L.P...............................    Delaware         77-0440856
MeriStar LAJV, L.P........................................    Delaware         94-3288332
MeriStar Cathedral City, L.P..............................    Delaware         33-0751707
MeriStar Sanibel Inn Company, L.L.C.......................    Delaware         65-0872699
MeriStar Sundial Beach Company, L.L.C.....................    Delaware         65-0873007
MeriStar Safety Harbor Company, L.L.C.....................    Delaware         59-3540019
MeriStar Seaside Inn Company, L.L.C.......................    Delaware         65-0872703
MeriStar Plantation Shopping Center Company, L.L.C........    Delaware         65-0872702
MeriStar Song of the Sea Company, L.L.C...................    Delaware         65-0872700
MeriStar Shirley's Parcel Company, L.L.C..................    Delaware         65-0872206
MeriStar Sanibel Golf Company, L.L.C......................    Delaware         65-0872699
MeriStar Marco Island Company, L.L.C......................    Delaware         59-3540022
MeriStar SS Plantation Company, L.L.C.....................    Delaware         65-0873008
MeriStar Hotel (Calgary Airport) LLC......................    Delaware         GST 88511 9826
                                                                               RT0001
MeriStar Hotel (Vancouver) LLC............................    Delaware         88511 7622 GST
                                                                               88511 7622 RT001
MeriStar Hotel (Surrey) LLC...............................    Delaware         88511 0627 GST
                                                                               88511 0627
                                                                               RT0001
MeriStar Hotel (Burnaby) LLC..............................    Delaware         88511 3621 GST
                                                                               88511 3621
                                                                               RT0001
AGH 75 Arlington Heights LLC..............................    Delaware         75-2692575
75 Arlington Heights Limited Partnership, L.P.............    Delaware         36-4138496
BCHI Acquisition, L.L.C...................................    Delaware         75-2717284
MDV Limited Partnership...................................     Texas           75-2547035
183 Hotel Associates, Ltd.................................     Texas           75-2613712
Lake Buena Vista Partners, Ltd............................    Florida          59-3272431
Durham I-85 Limited Partnership...........................    Delaware         56-1959721
Cocoa Beach Hotels, Ltd...................................    Florida          59-2412469
MeriStar Hotel Lessee, Inc................................    Delaware         52-2275057
Hotel Columbia Company....................................    Maryland         52-2290279
MeriStar LP, Inc..........................................     Nevada          52-2101842
3100 Glendale Joint Venture...............................      Ohio           75-2660903
MT Arlington New Jersey, LLC..............................    Delaware         22-3555262
455 Meadowlands Associates, Ltd...........................     Texas           75-2512515
AGH Secaucus LLC..........................................    Delaware         75-2656877

     In addition, prior to the effective date of this registration statement, additional direct and indirect subsidiaries of MeriStar Hospitality Corporation and MeriStar Hospitality Operating Partnership, L.P. that do not hold any assets as of the effective date of this registration statement may be added to this table of co-registrants, guarantee certain of the debt securities and become co-registrants under this registration statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 28, 2002

PROSPECTUS

                                  $500,000,000

    MERISTAR HOSPITALITY CORPORATION          MERISTAR HOSPITALITY OPERATING
              COMMON STOCK                          PARTNERSHIP, L.P.
            PREFERRED STOCK                          DEBT SECURITIES
           DEPOSITARY SHARES                GUARANTEES OF THE DEBT SECURITIES
            DEBT SECURITIES                OF MERISTAR HOSPITALITY CORPORATION
                WARRANTS
   GUARANTEES OF THE DEBT SECURITIES
        OF MERISTAR HOSPITALITY
      OPERATING PARTNERSHIP, L.P.

                             ---------------------

     We may offer from time to time:

     - shares of common stock;

     - shares of preferred stock;

     - depositary shares representing fractions of shares of preferred stock;

     - debt securities, which may consist of debentures, notes or other types of debt;

     - warrants to purchase common stock, preferred stock, depositary shares relating to preferred stock or debt securities; and

     - guarantees of the debt securities of MeriStar Partnership.

     MeriStar Partnership may offer from time to time:

     - debt securities, which may consist of debentures, notes or other types of debt; and

     - guarantees of our debt securities.

     Some of our direct and indirect wholly-owned subsidiaries may guarantee our debt securities and the debt securities of MeriStar Partnership offered under this prospectus. In addition, MeriStar Hospitality Finance Corp. III, a wholly-owned subsidiary of MeriStar Partnership, may act as a co-issuer of some of the securities of MeriStar Partnership.

     The aggregate offering price of the securities offered by us and MeriStar Partnership will not exceed $500,000,000.

     Each time we offer securities, we will provide a supplement to this prospectus that will describe the specific terms of any securities we offer and the specific manner in which we will offer the securities. The prospectus supplements may also add, update or change information contained in this prospectus.

     We may sell securities to underwriters, through agents or directly to other purchasers. The prospectus supplement will include the names of any underwriter or agent.

     YOU SHOULD READ THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT RELATING TO THE SPECIFIC ISSUE OF OFFERED SECURITIES CAREFULLY BEFORE YOU INVEST IN THOSE SECURITIES. THIS PROSPECTUS MAY NOT BE USED TO MAKE SALES OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT DESCRIBING THE TERMS AND METHOD OF SALE OF THOSE SECURITIES.

     Our common stock is quoted on the New York Stock Exchange under the symbol "MHX." Any common stock offered under this prospectus will be listed on the NYSE, subject to notice of issuance.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2002.

                               TABLE OF CONTENTS

Where You Can Find More Information.........................    2
Incorporation of Documents by Reference.....................    2
Cautionary Statement Regarding Forward-Looking Statements...    4
Meristar Hospitality Corporation............................    5
Use of Proceeds.............................................    6
Ratio of Earnings to Fixed Charges..........................    6
Description of Common Stock of Meristar.....................    7
Description of Preferred Stock of Meristar..................   15
Description of Depositary Shares of MeriStar................   17
Description of Debt Securities of MeriStar..................   21
Description of Warrants of MeriStar.........................   30
Description of Debt Securities of MeriStar Partnership......   31
Description of the Guarantees...............................   41
Plan of Distribution........................................   42
Legal Matters...............................................   43
Experts.....................................................   43

                      WHERE YOU CAN FIND MORE INFORMATION

     We and MeriStar Partnership are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports, proxy statements and other information with the SEC. We and MeriStar Partnership have also filed with the SEC a registration statement on Form S-3 to register the securities offered in this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about MeriStar, MeriStar Partnership and the securities offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we or MeriStar Partnership file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     This prospectus incorporates by reference important business and financial information about our company and MeriStar Partnership that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we and MeriStar Partnership file with the SEC will automatically update and supersede this information. Any statement modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the preceding, the information in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

     We and MeriStar Partnership incorporate by reference the documents listed below and any other filings we make after the date of the initial registration statement and prior to the effectiveness of the registration statement and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that we have registered:

     - Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001;

     - Our Current Report on Form 8-K filed on January 31, 2002;

     - Our Proxy Statement for our 2001 Annual Meeting of Stockholders;

     - MeriStar Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and

     - MeriStar Partnership's Current Report on Form 8-K filed on January 31, 2002.

     You may request a copy of any of these documents, at no cost, by contacting us in writing or by telephone at our principal executive office:

                        MeriStar Hospitality Corporation
                          1010 Wisconsin Avenue, N.W.
                             Washington D.C. 20007
                           Telephone: (202) 965-4455

     EXCEPT AS DESCRIBED ABOVE, NO OTHER INFORMATION IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (INCLUDING, WITHOUT LIMITATION, INFORMATION ON OUR WEBSITE).

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by our use of words such as "intend," "plan," "may," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity," and similar expressions, whether in the negative or affirmative. We and MeriStar Partnership cannot guarantee that we actually will achieve these plans, intentions or expectations. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

     Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we and MeriStar Partnership make. We and MeriStar Partnership have included important facts in various cautionary statements in this prospectus that we and MeriStar Partnership believe could cause our actual results and those of MeriStar Partnership to differ materially from the forward-looking statements that we and MeriStar Partnership make. These include, but are not limited to, those under the heading "Risk Factors" in any prospectus supplement and the following:

     - any current slowdown of the national economy;

     - economic conditions generally and the real estate market specifically;

     - the impact of the September 11, 2001 terrorist attacks or actual or threatened future terrorist incidents;

     - legislative/regulatory changes, including changes to laws governing the taxation of real estate investment trusts;

     - availability of capital;

     - interest rates;

     - competition;

     - supply and demand for hotel rooms in our current and proposed market areas; and

     - generally accepted accounting principles, policies and guidelines applicable to real estate investment trusts.

     The forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions. We and MeriStar Partnership undertake no obligation to update or revise any forward-looking statements because of new information, future events or otherwise.

                             ---------------------

     In this prospectus, "we," "us," "our," the "company" and "MeriStar" refer to MeriStar Hospitality Corporation and its subsidiaries, unless expressly stated otherwise or unless it is clear from the context that we mean only MeriStar Hospitality Corporation. References to MeriStar Partnership refer to MeriStar Hospitality Operating Partnership, L.P.

                        MERISTAR HOSPITALITY CORPORATION

     MeriStar Hospitality Corporation is a real estate investment trust under the Internal Revenue Code, or REIT, and owns a portfolio of upscale, full-service hotels. Our hotels are diversified geographically as well as by franchise and brand affiliations. As of December 31, 2001, we owned 112 hotels with 28,653 rooms. The hotels are located in major metropolitan areas or rapidly growing secondary markets in the United States and Canada. A majority of the hotels are operated under nationally recognized brand names such as Hilton(R), Sheraton(R), Westin(R), Marriott(R), Radisson(R), Doubletree(R) and Embassy Suites(R).

     We believe the upscale, full-service segment of the lodging industry offers strong potential operating results and investment opportunities. The real estate market has recently experienced a significant slowdown in the construction of upscale, full-service hotels. Also, upscale, full-service hotels have particular appeal to both business executives and upscale leisure travelers. We believe the combination of these factors offers good potential ownership opportunities for us in this sector of the lodging industry.

     We and MeriStar Partnership were created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a real estate investment trust, merged with CapStar Hotel Company. In connection with the merger between CapStar and American General, we created MeriStar Hotels & Resorts, Inc., a separate publicly traded company, to be the lessee and manager of nearly all of our hotels. At December 31, 2001, MeriStar Hotels managed all of our hotels. We share certain key executive officers and five board members with MeriStar Hotels. Also, an intercompany agreement aligns our interests with the interests of MeriStar Hotels, with the objective of benefiting both companies' shareholders.

     Given the challenging operating environment that has resulted from a slowing economy coupled with the disruptions caused by the events of September 11, 2001, we intend to focus on maximizing the profitability of our existing hotels by actively overseeing their operation by MeriStar Hotels. In addition, we have taken steps to strengthen our balance sheet and to maintain financial flexibility and liquidity. We believe these steps will position us to take advantage of opportunities that may arise in the future.

     MeriStar Hospitality Finance Corp. III, a wholly-owned subsidiary of MeriStar Partnership, may act as a co-issuer with MeriStar Partnership for purposes of the indentures under which some of the securities offered by this prospectus are issued. MeriStar Hospitality Finance Corp. III was formed by MeriStar Partnership to act as co-issuer under the indentures and has no material assets or operations.

     Our principal executive offices and those of MeriStar Partnership and MeriStar Hospitality Finance Corp. III are located at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007. Our telephone number is (202) 965-4455.

                                USE OF PROCEEDS

     Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. These purposes may include additions to working capital, repayment or redemption of existing indebtedness, and financing of capital expenditures and acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated for us and for MeriStar Partnership:

                                                        YEAR ENDED DECEMBER 31,
                                              --------------------------------------------
                                              1997(1)   1998(1)   1999    2000     2001(2)
                                              -------   -------   ----   -------   -------
MeriStar Hospitality Corporation............    2.7x      1.9x    1.9x     1.8x      0.6x
MeriStar Hospitality Operating Partnership,
  L.P.......................................    2.6x      2.4x    1.9x     1.8x      0.7x

---------------

(1) We and MeriStar Partnership were created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a REIT, and its associated entities merged with CapStar Hotel Company and its associated entities. In connection with the merger between CapStar and American General, MeriStar Hotels & Resorts, a separate publicly traded company, was created to be the lessee and manager of nearly all our hotels. Prior to August 3, 1998, the operating results of CapStar included the revenues and expenses of these hotels.

(2) In 2001, we and MeriStar Partnership had a $48,725 and a $46,550 deficiency, respectively, in earnings to cover fixed charges. We and MeriStar Partnership had the following non-recurring charges, which caused this deficiency in earnings:

     - $9.3 million payment to terminate $300 million on interest rate swaps in conjunction with the sale of $500 million of senior unsecured notes and the repayment of related term loans;

     - $6.7 million charge to recognize the effect of interest rate swaps that were converted to non-hedging derivatives upon the repayment of portions of our senior secured credit facility in December 2001 in conjunction with the sale of $250 million of senior unsecured notes;

     - $43.6 million loss on asset impairment related to the write-down of certain hotel assets. These write-downs resulted from the negative impact of changes in the economic climate on the value of our assets;

     - $2.1 million charge to write-off our investment in STS Hotel Net;

     - $5.8 million in costs related to our terminated merger with FelCor Lodging Trust;

     - $1.3 million in costs to terminate leases with Prime Hospitality Corporation; and

     - $1.1 million charge due to a restructuring at corporate headquarters.

     These charges are non-recurring charges which are included in income from continuing operations for the year ended December 31, 2001.

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations plus fixed charges, excluding capitalized interest, and fixed charges consist of interest, whether expended or capitalized, amortization of loan costs and estimated interest within rental expense.

     As of the date of this prospectus, we do not have any preferred stock outstanding.

                    DESCRIPTION OF COMMON STOCK OF MERISTAR

     For purposes of this section, the terms "we," "our," "us" and "MeriStar" refer only to MeriStar Hospitality Corporation and not its subsidiaries.

     As of March 28, 2002, our authorized stock included 100,000,000 shares of common stock, par value $0.01 per share and 100,000,000 shares of preferred stock, par value $0.01 per share. As of March 26, 2002, we had 44,703,483 shares of common stock and no shares of preferred stock outstanding and 2,599,034 shares of common stock reserved for issuance upon the exercise of outstanding stock options. Some classes of partnership interests in MeriStar Partnership held by third parties are redeemable by the holders for one share of our common stock or, at our option, for cash in an amount equal to the market value of a share of common stock. If all of these partnership interests in MeriStar Partnership were redeemed for shares of our common stock, that redemption would, as of March 26, 2002, result in the issuance of 4,858,855 shares of common stock.

     The following summary description of our stock and provisions of Maryland law and of our charter and bylaws is subject to and qualified by reference to the provisions of Maryland law described in this document and to our charter and bylaws.

GENERAL

     Under our charter, we have the authority to issue 100,000,000 shares of our common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

COMMON STOCK

     Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

     The outstanding shares of our common stock are fully paid and non-assessable.

     Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any our securities. Subject to the provisions of our charter regarding the restrictions on transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

     The holders of our common stock are entitled to dividends and other distributions out of assets legally available at such times and in such amounts as our directors may determine from time to time. The payment of future dividends is dependent upon, among other factors, action by our board of directors, our financial condition, future earnings, the availability of cash and restrictions in instruments governing our indebtedness.

     In the event of liquidation, the holders of our common stock are entitled to all assets that remain after satisfaction of creditors and the liquidation preferences of outstanding preferred stock, if any.

     Under the Maryland General Corporation Law, a Maryland corporation generally cannot:

     - dissolve;

     - amend its charter;

     - merge;

     - sell all or substantially all of its assets;

     - engage in a share exchange; or

     - engage in similar transactions outside the ordinary course of business;

unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter.

     Our charter provides that, with the exception of some amendments to our charter, the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on such matters will be sufficient to approve these transactions.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is EquiServe, L.P.

RESTRICTIONS ON TRANSFER

     We must meet requirements concerning the ownership of outstanding shares of our stock in order for us to qualify as a real estate investment trust or REIT under the Internal Revenue Code. Specifically, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of a taxable year, and the shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a real estate investment trust. One such requirement is that at least 75% of our company's gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership and its subsidiary partnerships and limited liability companies from our hotel lessees will not qualify as rents from real property, which could result in our loss of real estate investment trust status, if we own, actually or constructively, 10% or more of the ownership interests in our hotel lessees, within the meaning of section 856(d)(2)(B) of the Internal Revenue Code, other than any lessee that qualifies as a "taxable REIT subsidiary" of ours under the Internal Revenue Code, and the rents received from our taxable REIT subsidiaries will not qualify as rents from real property if a manager or operator of those hotels does not qualify as an "independent contractor" under applicable rules in the Internal Revenue Code requiring that the manager or operator does not own more than 35% of our shares and that not more than 35% of the interests in the manager or operator are owned, directly or indirectly, by one or more persons who own 35% or more of our shares.

     Because our board believes it is essential for us to continue to qualify as a REIT, our charter, subject to exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of the number of outstanding shares of any class of our common stock, subject to a "look-through" exception that permits mutual funds and other entities to own as much as 15% of any class of our common stock in appropriate circumstances. Some types of entities including some pension trusts, mutual funds and corporations will be looked through for purposes of the "closely held" test in section 856(h) of the Internal Revenue Code. Subject to limited exceptions, our charter will allow these entities under the "look-through" ownership limitation to own up to 15% of the shares of any class of our common stock, provided that such ownership does not cause any beneficial owner of the entity to exceed the 9.8% stock ownership limitation described above or otherwise result in a violation of the tests described in clauses (2), (3), (4) and (5) of the next succeeding paragraph. In addition, our charter prohibits the direct or indirect ownership of more than 34.9% of the shares of our common stock by any person that manages or operates any of our hotels or by one or more persons who each directly or indirectly own both our common stock and an ownership interest in any entity that manages or operates any of our hotels if those persons directly or indirectly own more than 35% of the interests in that entity that manages or operates any of our hotels.

     Any transfer of our common stock that would:

          (1) result in any person owning, directly or indirectly, our common stock in excess of the 9.8% stock ownership limitation or the "look-through" ownership limitation, if applicable;

          (2) result in our common stock being owned by fewer than 100 persons determined without reference to any rules of attribution;

          (3)  result in our company being "closely held" within the meaning of section 856(h) of the Internal Revenue Code;

          (4) cause our company to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our company's, our operating partnership's or a subsidiary partnership's or limited liability company's real property, within the meaning of section 856(d)(2)(B) of the Internal Revenue Code; or

          (5) result in the direct or indirect ownership of more than 34.9% of the shares of our common stock by any person that manages or operates any of our hotels or by one or more persons who each directly or indirectly own both our common stock and an ownership interest in any entity that manages or operates any of our hotels if those persons directly or indirectly own more than 35% of the interests in that entity that manages or operates any of our hotels will be void from the time the transfer was to have been made, and the intended transferee or transferees will acquire no rights in the shares of our common stock that would cause any of the results described above.

     In that event, those shares will be designated as "shares-in-trust" and will be transferred automatically to a trust, effective on the day before the purported transfer of the shares of our common stock. The record holder of the shares of our common stock that are designated as shares-in-trust (the "Prohibited Owner") will be required to submit that number of shares of our common stock to us for registration in the name of the trustee of the trust. The trustee will be designated by us but will not be affiliated with us or with the Prohibited Owner. The beneficiary of the trust will be one or more charitable organizations named by us.

     Shares-in-trust will remain issued and outstanding shares of our common stock and will be entitled to the same rights and privileges as all other shares of the same class and series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold those dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust. The trustee will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases the shares-in-trust for valuable consideration and acquires the shares-in-trust without the acquisition resulting in the redesignation of the shares as shares-in-trust.

     The Prohibited Owner with respect to shares-in-trust will be required to repay to the trustee the amount of any dividends or distributions received by the Prohibited Owner that are attributable to any shares-in-trust and the record date of which was on or after the date that the shares become shares-in-trust. Any vote by a Prohibited Owner prior to our discovery that the shares-in-trust were held in trust will be rescinded as void from the time the vote was to have been cast and recast by the trustee, in its sole and absolute discretion. However, if we have already taken irreversible corporate action based on that vote, then the trustee shall not have the authority to rescind and recast that vote. The Prohibited Owner generally will receive from the trustee the lesser of:

          (1) the price per share the Prohibited Owner paid for the shares of common stock that were designated as shares-in-trust or, in the case of a gift or devise or other "non-transfer" events, the average closing sales price per share on the five trading days ending on the date of the gift, devise or "non-transfer" event; and

          (2) the price per share received by the trustee from the sale of the shares-in-trust.

Any amounts the trustee receives in excess of the amounts to be paid to the Prohibited Owner will be distributed to the beneficiary.

     The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

          (1) the price per share in the transaction that created the shares-in-trust or, in the case of a gift or devise or other "non-transfer" events, the average closing sales price per share on the five trading days ending on the date of the gift, devise or "non-transfer" event; and

          (2) the average closing sales price per share on the five trading days ending on the date that we, or our designee, accepts the offer.

Subject to the trustee's ability to designate a permitted transferee, we will have the right to accept the offer for a period of 90 days after the later of the date of the purported transfer or other event which resulted in the creation of those shares-in-trust and the date we determine in good faith that a transfer or other event resulting in the shares-in-trust occurred.

     All persons who own, directly or indirectly, more than 5%, or the lower percentages as required pursuant to regulations under the Internal Revenue Code, of the outstanding shares of our stock must, within 30 days after January 1 of each year, provide us with a written statement or affidavit stating the name and address of the direct or indirect owner, the number of shares of our common stock owned directly or indirectly and a description of how the shares are held. In addition, each direct or indirect stockholder shall provide us with any additional information as we may request in order to determine the effect, if any, of share ownership on our status as a real estate investment trust and to ensure compliance with the 9.8% stock ownership limitation, the "look-through" ownership limitation or the 34.9% ownership limitation, each as described above.

     The 9.8% stock ownership limitation or the "look-through" ownership limitation, as applicable, generally will not apply to the acquisition of shares of our common stock by an underwriter that participates in a public offering of those shares. Also, the 34.9% ownership limitation generally will not apply to the acquisition of shares or our common stock or to rights, options or warrants for, or securities convertible into, our common stock by an underwriter that participates in a public offering of those shares, rights, options, warrants or other securities, if the underwriter, either alone or together with other persons that own both our stock and interests in any entity that manages or operates our hotels, does not directly or indirectly own more than 34.9% of the shares of our common stock. In addition, our board, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon other conditions as our board may direct, may exempt a person from the 9.8% stock ownership limitation or the "look-through" ownership limitation, as applicable, under some circumstances.

     All certificates representing shares of our common stock will bear a legend referring to the restrictions described above.

     The 9.8% stock ownership limitation and the 34.9% ownership limitation could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of shares of our common stock might receive a premium for their shares of our common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

CHARTER AND BYLAW PROVISIONS AND PROVISIONS OF MARYLAND LAW

     Number of Directors; Classification of our Board. Our charter and bylaws provide that the number of directors will consist of not less than three nor more than fifteen persons, as determined by the affirmative vote of a majority of the members of our entire board. At all times, a majority of the directors shall be independent directors, except that upon the death, removal, incapacity or resignation of an independent director, such requirement shall not be applicable for 60 days. There are currently ten directors, six of whom are independent directors. The holders of our common stock are entitled to vote on the election or removal of directors, with each share entitled to one vote. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority vote of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority vote of our entire board.

     Our charter divides our board into three classes of directors. The term of the first class expires in 2003, the term of the Class II directors expires in 2004 and the term of the Class III directors expires in 2002. As the term of each class expires, directors in that class will be elected by our stockholders for a term of three years and until their successors are duly elected and qualify. Classification of our board is intended to assure the continuity and stability of our company's business strategies and policies as determined by our board. Because holders of our common stock will have no right to cumulative voting in the election of directors, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

     The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult, which could delay, defer, discourage or prevent an attempt by a third party to obtain control of our company or other transaction, even though stockholders might believe such an attempt or other transaction is in their best interests. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions.

     Removal; Filling Vacancies. Our bylaws provide that, unless our board otherwise determines, any vacancies, except vacancies resulting from an increase in the number of directors, which will be filled by a majority vote of our entire board, will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Any director so elected shall hold office until the next annual meeting of stockholders. Our charter provides that directors may be removed, with or without cause, only by the affirmative vote of the holders of at least 75% of votes entitled to be cast in the election of the directors. This provision, when coupled with the provision of our bylaws authorizing the board to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

     Limitation of Liability and Indemnification. The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to a cause of action adjudicated in any proceeding. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or to reimburse reasonable expenses in advance of final disposition of a proceeding to, any of our current or former directors or officers (or their estates) who is, was or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that that person is or was our director or officer. This indemnification obligation also covers a person who is or was serving at our request as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise if sued or threatened to be sued as a result of this service. Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

     Unless its charter provides otherwise, Maryland law requires a Maryland corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Our charter does not provide otherwise. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

          (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

          (2) the director or officer actually received an improper personal benefit in money, property or services; or

          (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

     In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

     - a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

     - a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

     Our company also has purchased and maintains insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with our company, whether or not our company is required or has the power to indemnify them against the same liability.

     Business Combinations. Maryland law provides that "business combinations" including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an interested stockholder -- any person who beneficially owns 10% or more of the voting power of such corporation's shares, or an affiliate or associate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation, or an affiliate thereof -- are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

     Thereafter, any such business combination must be recommended by the board of such corporation and approved by the affirmative vote of at least:

     - 80% of the votes entitled to be cast by holders of outstanding voting shares of such corporation; and

     - two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than the shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's stockholders receive a minimum price as defined in the Maryland General Corporation Law for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the Maryland law do not apply, however, to business combinations that are approved or exempted by the board of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

     Control Share Acquisition Statute. Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

          (1)  one-tenth or more but less than one-third;

          (2)  one-third or more but less than a majority; or

          (3)  a majority or more of all voting power.

Control shares do not include shares which the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of conditions, including an undertaking to pay expenses, may compel the board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange, if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

     Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. The provision may be amended or eliminated at any time in the future.

     Amendment to Our Charter. Our charter may normally be amended by the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on such an amendment. However:

     - no term or provision of our charter may be added, amended or repealed in any respect that would, in the determination of our board, cause us not to qualify as a REIT under the Internal Revenue Code,

     - some provisions of our charter, including provisions relating to our stock, restrictions on transfer of our stock, preemptive rights of holders of stock, the classification of directors, the removal of directors, independent directors and the indemnification and limitation of liability of officers and directors, may not be amended or repealed, and

     - provisions imposing cumulative voting in the election of directors may not be added to our charter,

unless, in each such case, such action is approved by the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter.

     Dissolution of Our Company. The affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter must approve the dissolution of our company.

     Advance Notice of Director Nominations and New Business. Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election of our board and the proposal of business to be considered by stockholders may be made

     - pursuant to our notice of the meeting,

     - by or at the direction of our board or

     - by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

Our bylaws provide that with respect to special meetings of stockholders, only the business specified in our company's notice of meeting may be brought before the meeting of stockholders other than nominations of persons for election to our board, which may be brought before the meeting

     - pursuant to our notice of the meeting,

     - by or at the direction of our board or

     - by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws provided that our board has determined that directors shall be elected at such meeting.

     Meetings of Stockholders. Our bylaws provide that annual meetings of stockholders shall be held on a date and at the time set by our board during the month of May each year. Special meetings of our stockholders may be called by our President, Chief Executive Officer or board. As permitted by Maryland law, our bylaws provide that special meetings must be called by our Secretary upon the written request of the holders of shares entitled to cast not less than a majority of all votes entitled to be cast at the meeting.

     Operations. Our charter requires the board generally to use commercially reasonable efforts to cause our company to qualify as a REIT.

     Anti-Takeover Effect of Provisions of Maryland Law and of Our Charter and Our Bylaws. The following provisions could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or that our holders might believe to be in their best interest:

     - the business combination provisions of Maryland law;

     - if the applicable provisions in our bylaws are amended or rescinded, the control share acquisition provisions of Maryland law;

     - the provisions of our charter on classification of our board and removal of directors; and

     - the advance notice provisions of our bylaws.

                   DESCRIPTION OF PREFERRED STOCK OF MERISTAR

     For purposes of this section, the terms "we," "our," "us" and "MeriStar" refer only to MeriStar Hospitality Corporation and not its subsidiaries.

GENERAL

     Under our charter, we have the authority to issue 100,000,000 shares of preferred stock, par value $0.01 per share. Our charter further provides that our board of directors may designate the rights, preferences and priorities of any of the unissued shares of our preferred stock, provided that such preferred stock will not be used for anti-takeover purposes and will not have super-majority voting rights.

     Our board of directors may issue shares of preferred stock in one or more series, and may designate the number of shares to be included in the series and the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of that series, except as otherwise stated in our charter. The preferred stock will be, when issued, fully paid and nonassessable.

     The rights of holders of any preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose, provided, however, that the preferred stock may not be used for anti-takeover purposes.

     To the extent applicable, the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

RANK

     The shares of preferred stock of any series have the rank set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.

DIVIDENDS

     The articles supplementary setting forth the terms of a series of preferred stock may provide that holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.

     Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares of MeriStar," on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative and payable in cash or in kind.

CONVERSION AND EXCHANGE

     The articles supplementary setting forth the terms of a series of preferred stock may provide for and the prospectus supplement for the relevant series of preferred stock may describe the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or common stock of a third party.

REDEMPTION

     If so specified in the articles supplementary setting forth the terms of a series of preferred stock, which will be described in the applicable prospectus supplement, a series of preferred stock may be redeemable at our or the holder's option and/or may be mandatorily redeemed partially or in whole.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of each series of preferred stock may be entitled to receive distributions upon liquidation. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation. The terms and conditions of those distributions will be set forth in the applicable articles supplementary and described in the relevant prospectus supplement.

VOTING RIGHTS

     The holders of shares of preferred stock will have the voting rights provided by the applicable articles supplementary and required by applicable law. These voting rights will be described in the applicable prospectus supplement.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     We intend to amend our charter to impose ownership and transfer limitations similar to those described above under the caption "Description of Common Stock of MeriStar" in respect of our preferred stock, debt securities convertible into our preferred stock, warrants to purchase our preferred stock or debt securities convertible into our preferred stock, and depositary shares representing preferred stock, prior to issuing or agreeing to issue any of those securities.

                  DESCRIPTION OF DEPOSITARY SHARES OF MERISTAR

     For purposes of this section, the terms "we," "our," "us" and "MeriStar" refer only to MeriStar Hospitality Corporation and not its subsidiaries.

GENERAL

     We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary (the "preferred stock depositary") shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement (each a "deposit agreement") with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares ("depositary receipts"). Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder's fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights). Our charter provides that we may not issue preferred stock for anti-takeover purposes or with super-majority voting rights.

     Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries of certain anticipated provisions. These summaries are not complete and we may modify them in a prospectus supplement. For more detail, we refer you to the deposit agreement itself, which we will file as an exhibit to the registration statement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

     In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

     No distribution will be made in respect of any depositary share that represents any preferred stock converted into other securities.

WITHDRAWAL OF STOCK

     Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary, unless we have previously called for redemption or converted into other securities the related depositary shares, the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata as nearly as may be practicable without creating fractional depositary shares or by any other equitable method determined by the preferred stock depositary.

     From and after the date fixed for redemption:

     - all dividends in respect of the shares of preferred stock called for redemption will cease to accrue;

     - the depositary shares called for redemption will no longer be deemed to be outstanding; and

     - all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

VOTING OF THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date which will be the same date as the record date for the preferred stock will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary's negligence or willful misconduct.

LIQUIDATION PREFERENCE

     If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

     The depositary shares, as such, are not convertible into any class of our common stock or any of our other securities or property. Nevertheless, if we so specify in the applicable prospectus supplement relating to an offering of depositary shares, holders may surrender depositary receipts to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to convert the preferred stock represented by the depositary shares into whole shares of the specified class of common stock, other shares of our preferred stock or other shares of stock. We have agreed that upon receipt of the instructions and any amounts payable, we will convert the depositary shares using the same procedures as those provided for converting preferred stock. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the preferred stock depositary will issue one or more new depositary receipts for any depositary shares not converted. No fractional shares of common stock will be issued upon conversion, and if the conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price, if any, of the applicable class of common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the holders of at least a majority of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

     We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

     In addition, the deposit agreement will automatically terminate if:

     - all outstanding depositary shares have been redeemed;

     - there has been a final distribution with respect to the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock; or

     - each share of the related preferred stock has been converted into our securities which are not represented by depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement unless expressly provided otherwise. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The preferred stock depositary will forward to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

     We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give such information, and on documents we believe in good faith to be genuine and signed by a proper party.

     In the event the preferred stock depositary receives conflicting claims, requests or instructions from holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on such claims, requests or instructions received from us.

                   DESCRIPTION OF DEBT SECURITIES OF MERISTAR

     For purposes of this section, the terms "we", "our," "us" and "MeriStar" refer only to MeriStar Hospitality Corporation and not its subsidiaries.

     We may issue senior or subordinated debt securities. The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of our senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter for which financial statements are available. We refer to our senior debt indenture and our subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement we filed with the SEC, of which this prospectus is a part.

     We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

GENERAL

     The debt securities that may be offered under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or in a supplement to the indenture relating to that series.

     The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

     - the title of the series of debt securities;

     - whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

     - the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

     - the date or dates on which principal and premium, if any, on the debt securities will be payable or the manner of their determination;

     - the terms and conditions, if any, under which the debt securities may be converted into or exchanged for common stock or other securities;

     - the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the method of payment of interest, in particular whether the interest will be paid in kind or otherwise, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

     - the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

     - any covenants to which MeriStar or its subsidiaries may be subject with respect to the debt securities;

     - the place or places where the debt securities may be exchanged or transferred;

     - the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

     - the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event, passage of time or at the option of a holder;

     - the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

     - if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

     - if we or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

     - if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

     - if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

     - the applicability of the provisions described in "--Defeasance and Covenant Defeasance" below;

     - whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

     - the events of default;

     - any agents for the debt securities, including trustees, depositories, authenticating, conversion, calculation or paying agents, transfer agents or registrars;

     - any provisions relating to the satisfaction and discharge of the debt securities;

     - if we will issue the debt securities in whole or in part in the form of global securities; and

     - any other terms of the debt securities.

     The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." Alternatively, debt securities may be sold in a package with another security and the allocation of the offering price between the two securities may have the effect of offering the debt security at an original issue discount, in which case the debt security will be an "original issue discount security." "Original issue discount securities" might bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities may be payable upon declaration of acceleration of their maturity. We will summarize material United States federal income tax considerations and other special considerations that may be applicable to holders of original issue discount securities in the applicable prospectus supplement.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for such purpose in New York and at any other office or agency maintained for that purpose to the person in whose name the registered debt security is registered at the close of business on the regular record date for these payments. We will pay principal and premium on registered debt securities only against surrender of these debt securities. If we issue debt securities in bearer form, the prospectus supplement or term sheet will describe where and how payment will be made. Unless otherwise provided, we will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

     All money paid by us to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to us, and thereafter the holder of the debt security may look only to us for payment of those amounts.

     In the event of any redemption, we will not be required to

     - issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed or, with respect to which a holder has exercised an option to require repurchase of the debt security prior to the stated maturity, and ending on the date of the mailing; or

     - register the transfer of or exchange any debt security, or portion of a debt security, called for redemption or, with respect to which a holder has exercised an option to require repurchase of the debt security, prior to the stated maturity, except the unredeemed portion or portion not being repurchased of any debt security being redeemed or repurchased in part.

GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM

     The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

     Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that we will not issue certificates to each holder of a beneficial interest in the debt securities. Each global security will be issued as fully registered securities in the name of DTC's nominee. DTC will keep a computerized record of its participants whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

     Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

     The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds the securities that its participants deposit. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

     DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc.

     We will wire payments of principal, premium, if any, and interest to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

     It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

     Conveyance of notices and other communications by DTC to participants, and by participants to holders of beneficial interests in the debt securities, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Holders of beneficial interests in the debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to those debt securities, such as redemptions, tenders, defaults, and proposed amendments to any security documents. Holders of beneficial interests in the debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to them, or in the alternative, such holders may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

     So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the relevant indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the relevant indenture. We will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

     - DTC notifies us that it is unwilling or unable to continue as depositary, or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days;

     - a default or event of default under the relevant series of debt securities has occurred and is continuing and the registrar for those debt securities has received a written request from DTC to issue certificated debt securities; or

     - we determine not to require all of the debt securities of a series to be represented by a global security.

     If we issue debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount or accreted value, as the case may be, to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

INDENTURES

     Debt securities that will be senior debt will be issued under a senior indenture between us and, unless otherwise provided for a particular issuance in an accompanying prospectus supplement, U.S. Bank Trust National Association, as trustee. We call that indenture, as it may be supplemented from time to time, the "senior debt indenture." Debt securities that will be subordinated debt will be issued under a subordinated indenture between us and, unless otherwise provided for a particular issuance in an accompanying prospectus supplement, U.S. Bank Trust National Association as trustee. We call that indenture, as it may be supplemented from time to time, the "subordinated debt indenture". We refer to the trustee under each of these indentures as the "senior debt indenture trustee" or as the "subordinated debt indenture trustee" as the context may require.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness.

     Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the subordinated debt indenture will apply to subordinated debt securities. The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

     - of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property;

     - that a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness or a trustee with respect to senior indebtedness to accelerate the maturity of the senior indebtedness with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist and any related acceleration has been rescinded; or

     - that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the subordinated debt indenture and that declaration has not been rescinded and annulled as provided under the subordinated debt indenture.

     If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness. Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

     The prospectus supplement may include a description of additional terms implementing the subordination feature.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

     - we are the continuing corporation or the person, if other than us, formed by such consolidation or with which or into which we are merged or the person to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes our obligations under the debt securities and each indenture; and

     - immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

     If we consolidate with or merge into any other corporation or entity or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for us, and may exercise our rights and powers under the indentures, and thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

     - default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

     - default in the payment of principal of or premium on any debt security of that series when due;

     - default in the deposit of any sinking fund payment on that series for five days after it becomes due;

     - failure to comply with any of our other agreements contained in the indenture for a period of 60 days after written notice to us in accordance with the terms of the indenture;

     - certain events of bankruptcy, insolvency or reorganization; and

     - any other events of default specified in the applicable prospectus supplement.

     No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to us, necessarily constitutes an event of default with respect to any other series of debt securities.

     In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

     If there is a continuing event of default, other than an event of default involving an event of bankruptcy, insolvency or reorganization, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require us to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. If an event of default occurs which involves a bankruptcy, insolvency or reorganization, then all unpaid outstanding principal amounts and accrued interest on all debt securities of each series will immediately become due and payable, without any action by the trustee or any holder of debt securities. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

     Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee may decline to follow that direction if it would involve the trustee in personal liability or would be illegal. During a default, the trustee is required to exercise the standard of care and skill that a prudent person would exercise under the circumstances in the conduct of his or her own affairs.

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

     Each indenture requires us to furnish to the trustee annually a certificate as to our compliance with such indenture.

     A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. Each indenture requires us to pay additional amounts necessary to protect holders if a court requires a conversion to be made on a date other than a judgment date.

SATISFACTION AND DISCHARGE

     We can discharge or defease our obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

MODIFICATION OF THE INDENTURES

     Each indenture permits us and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

     - to evidence the succession of another corporation and the assumption of our covenants under such indenture and the debt securities consistent with the terms of that indenture;

     - to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

     - to cure any ambiguity, defect or inconsistency; and

     - for other purposes as described in each indenture.

     Each indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

     - change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

     - reduce the principal amount or accreted value of any debt security, or the rate of interest or accretions or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;

     - reduce the amount of principal or accreted value payable upon acceleration of maturity;

     - change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

     - reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults;

     - modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived;

     - change the conversion ratio or otherwise impair conversion rights except as provided in the relevant indenture;

     - change any of the redemption provisions;

     - directly or indirectly release any of the collateral or security interest or guarantee in respect of the debt securities;

     - impair the right of any holder of a debt security to receive payment of principal of or premium or interest, if any, on that holder's debt securities on or after their respective due dates, or to institute a suit for the enforcement of any payment on or with respect to those debt securities; or

     - change any obligations to pay additional amounts under the applicable indentures.

     The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, our compliance with some restrictive provisions of the indentures.

     We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

DEFEASANCE AND COVENANT DEFEASANCE

     Except as provided in the applicable prospectus supplement, we may elect either

     - to be discharged from all our obligations in respect of debt securities of any series, except for our obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we will refer to this discharge as "defeasance"), or

     - to be released from our obligations to comply with some restrictive covenants applicable to the debt securities of any series (we will refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. We may establish such a trust only if, among other things, we have received an opinion of counsel to the effect that the holders of debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

     We may exercise the defeasance option with respect to debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

CONVERSION RIGHTS

     The terms and conditions, if any, on which debt securities being offered are convertible into common stock or other of our securities will be set forth in an applicable prospectus supplement. Those terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

REGARDING THE TRUSTEE

     Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, U.S. Bank National Association will serve as the senior debt indenture trustee and as the subordinated debt indenture trustee. U.S. Bank National Association currently serves as trustee under the indentures governing several issues of our debt securities and those of MeriStar Partnership.

     Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

GOVERNING LAW

     The indentures will be governed by the laws of the State of New York.

                      DESCRIPTION OF WARRANTS OF MERISTAR

     For purposes of this section, the terms "we," "our," "us" and "MeriStar' refer only to MeriStar Hospitality Corporation and not its subsidiaries.

     MeriStar may issue warrants to purchase shares of common stock, preferred stock, depositary shares relating to preferred stock or debt securities. Warrants may be issued, subject to regulatory approvals, independently or together with any shares of common stock, preferred stock, depositary shares relating to preferred stock or debt securities and may be attached to or separate from such shares of common stock or preferred stock, depositary shares relating to preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between MeriStar and a warrant agent (each, a "Warrant Agent"). The Warrant Agent will act solely as an agent of MeriStar in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth some general terms and provisions of the warrants offered by this prospectus. Further terms of the warrants and the applicable Warrant Agreement will be set forth in the applicable prospectus supplement. The Warrant Agreement for a particular series of warrants will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part.

     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

     - the title of the warrants;

     - the securities, which may include shares of common stock, preferred stock, depositary shares relating to preferred stock or debt securities, for which the warrants are exercisable;

     - the price or prices at which the warrants will be issued;

     - the periods during which the warrants are exercisable;

     - the number of shares of common stock, preferred stock, depositary shares relating to preferred stock or the amount of debt securities for which each warrant is exercisable;

     - the exercise price for the warrants, including any changes to or adjustments in the exercise price;

     - the currency or currencies, including composite currencies, in which the exercise price of the warrants may be payable;

     - if applicable, the designation and terms of the series of preferred stock or depositary shares relating to preferred stock with which the warrants are issued;

     - if applicable, the terms of the debt securities with which the warrants are issued;

     - the number of warrants issued with each share of common stock, preferred stock or depositary shares relating to preferred stock;

     - if applicable, the date on and after which the warrants and the related common stock, preferred stock, depositary shares relating to preferred stock or debt securities will be separately transferable;

     - any listing of the warrants on a securities exchange;

     - if applicable, a discussion of material United States federal income tax consequences and other special considerations with respect to any warrants; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

             DESCRIPTION OF DEBT SECURITIES OF MERISTAR PARTNERSHIP

     MeriStar Partnership may issue senior or subordinated debt securities. The senior debt securities will constitute part of its senior debt, will be issued under a senior debt indenture and will rank on a parity with all of its other unsecured and unsubordinated debt. The subordinated debt securities will be issued under its subordinated debt indenture and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of MeriStar Partnership's senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter for which financial statements are available. MeriStar Partnership refers to each of its senior debt indenture and its subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement MeriStar Partnership filed with the SEC, of which this prospectus is a part.

     In addition, MeriStar Hospitality Finance Corp. III, a wholly-owned subsidiary of MeriStar Partnership, may act as a co-issuer with MeriStar Partnership for purposes of the indentures under which some of the securities offered by this prospectus are issued. MeriStar Hospitality Finance Corp. III was formed by MeriStar Partnership to act as co-issuer under the indentures and has no material assets or operations.

     MeriStar Partnership has summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

GENERAL

     The debt securities that may be offered under the indentures are not limited in aggregate principal amount. MeriStar Partnership may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of MeriStar Partnership's general partner or in a supplement to the indenture relating to that series.

     The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that MeriStar Partnership may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

     - the title of the series of debt securities;

     - whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

     - the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

     - the date or dates on which principal and premium, if any, on the debt securities will be payable or the manner of their determination;

     - the terms and conditions, if any, under which the debt securities may be converted into or exchanged for interests in MeriStar Partnership or other securities;

     - the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the method of payment of interest, in particular, whether the interest will be paid in kind or otherwise, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

     - the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

     - any covenant to which MeriStar Partnership or its subsidiaries may be subject with respect to the debt securities,

     - the place or places where the debt securities may be exchanged or transferred;

     - the terms and conditions upon which MeriStar Partnership may redeem the debt securities, in whole or in part, at its option;

     - the terms and conditions upon which MeriStar Partnership may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event, passage of time or at the option of a holder;

     - the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

     - if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

     - if MeriStar Partnership or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

     - if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

     - if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

     - the applicability of the provisions described in "-- Defeasance and Covenant Defeasance" below;

     - the events of default;

     - whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

     - any agents for the debt securities, including trustees, depositories, authenticating, conversion, calculation or paying agents, transfer agents or registrars;

     - any provisions relating to the satisfaction and discharge of the debt securities;

     - if MeriStar Partnership will issue the debt securities in whole or in part in the form of global securities; and

     - any other terms of the debt securities.

     The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." Alternatively, debt securities may be sold in a package with another security and the allocation of the offering price between the two securities may have the effect of offering debt securities at an original issue discount, in which case the debt security will be an "original issue discount security." "Original issue discount securities" might bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities may be payable upon declaration of acceleration of their maturity. MeriStar Partnership will summarize material United States federal income tax considerations and other special considerations that may be applicable to holders of original issue discount securities in the applicable prospectus supplement.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at the office or agency maintained by MeriStar Partnership for such purpose in New York and at any other office or agency maintained for that purpose to the person in whose name the registered debt security is registered at the close of business on the regular record date for these payments. We will pay principal and premium on registered debt securities only against surrender of these debt securities. If we issue debt securities in bearer form, the prospectus supplement or term sheet will describe where and how payment will be made. Unless otherwise provided, MeriStar Partnership will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but MeriStar Partnership may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

     All money paid by MeriStar Partnership to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to MeriStar Partnership, and thereafter the holder of the debt security may look only to MeriStar Partnership for payment of those amounts.

     In the event of any redemption, MeriStar Partnership will not be required to

     - issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed or, with respect to which a holder has exercised an option to require repurchase of the debt security prior to the stated maturity, and ending on the date of the mailing; or

     - register the transfer of or exchange any debt security, or portion of a debt security, called for redemption or, with respect to which a holder has exercised an option to require repurchase of the debt security prior to the stated maturity, except the unredeemed portion or portion not being repurchased of any debt security being redeemed or repurchased in part.

GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM

     The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

     Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that MeriStar Partnership will not issue certificates to each holder of a beneficial interest in the debt securities. Each global security will be issued as fully registered securities in the name of DTC's nominee. DTC will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

     Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

     The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds the securities that its participants deposit. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

     DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc.

     MeriStar Partnership will wire payments of principal, premium, if any, and interest to DTC's nominee. MeriStar Partnership and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, MeriStar Partnership, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

     It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or MeriStar Partnership.

     Conveyance of notices and other communications by DTC to participants, and by participants to holders of beneficial interests in the debt securities, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Holders of beneficial interests in the debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to those debt securities, such as redemptions, tenders, defaults, and proposed amendments to any security documents. Holders of beneficial interests in the debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to them, or in the alternative, such holders may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

     So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the relevant indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders of the debt securities under the relevant indenture.

MeriStar Partnership will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

     - DTC notifies MeriStar Partnership that it is unwilling or unable to continue as depositary, or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by MeriStar Partnership within 90 days;

     - a default or event of default under the relevant series of debt securities has occurred and is continuing and the registrar for those debt securities has received a written request from DTC to issue certificated debt securities; or

     - MeriStar Partnership determine not to require all of the debt securities of a series to be represented by a global security.

     If MeriStar Partnership issues debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount or accreted value, as the case may be, to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

INDENTURES

     Debt securities that will be senior debt will be issued under a senior indenture between MeriStar Partnership and, unless otherwise provided for a particular issuance in an accompanying prospectus supplement, U.S. Bank Trust National Association as trustee. MeriStar Partnership calls that indenture, as it may be supplemented from time to time, the "senior debt indenture." Debt securities that will be subordinated debt will be issued under a subordinated indenture between MeriStar Partnership and, unless otherwise provided for a particular issuance in an accompanying prospectus supplement, U.S. Bank Trust National Association, as trustee. MeriStar Partnership calls that indenture, as it may be supplemented from time to time, the "subordinated debt indenture." MeriStar Partnership refers to the trustee under each of these indentures as the "senior debt indenture trustee" or as the "subordinated debt indenture trustee" as the context may require.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit MeriStar Partnership from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of the senior indebtedness of MeriStar Partnership as defined in the subordinated debt indenture.

     Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the subordinated debt indenture will apply to subordinated debt securities. The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

     - of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving MeriStar Partnership or a substantial part of our property;

     - that a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or there has occurred any other event of default concerning senior indebtedness that permits the holder or holders of the senior indebtedness or a trustee with respect to senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist and any related acceleration has been rescinded; or

     - that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the subordinated debt indenture and that declaration has not been rescinded and annulled as provided under the subordinated debt indenture.

     If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness. Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

     The prospectus supplement may include a description of additional terms implementing the subordination feature.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     MeriStar Partnership may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of its properties and assets to any person or group of affiliated persons unless:

     - MeriStar Partnership is the continuing entity or the person, if other than MeriStar Partnership, formed by such consolidation or with which or into which MeriStar Partnership is merged or the person to which all or substantially all its properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes MeriStar Partnership's obligations under the debt securities and each indenture; and

     - immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

     If MeriStar Partnership consolidates with or merges into any other corporation or entity or conveys, transfers or leases all or substantially all of its property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for MeriStar Partnership, and may exercise its rights and powers under the indentures, and thereafter, except in the case of a lease, MeriStar Partnership will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

     - default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

     - default in the payment of principal of or premium on any debt security of that series when due;

     - default in the deposit of any sinking fund payment on that series for five days after it becomes due;

     - failure to comply with any of our other agreements contained in the indenture for a period of 60 days after written notice to MeriStar Partnership in accordance with the terms of the indenture;

     - certain events of bankruptcy, insolvency or reorganization; and

     - any other events of default specified in the applicable prospectus supplement.

     No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to MeriStar Partnership, necessarily constitutes an event of default with respect to any other series of debt securities.

     In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

     If there is a continuing event of default, other than an event of default involving an event of bankruptcy, insolvency or reorganization, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require MeriStar Partnership to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. If an event of default occurs which involves a bankruptcy, insolvency or reorganization, then all unpaid outstanding principal amounts and accrued interest on all debt securities of each series will immediately become due and payable, without any action by the trustee or any holder of debt securities. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

     Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee may decline to follow that direction if it would involve the trustee in personal liability or would be illegal. During a default, the trustee is required to exercise the standard of care and skill that a prudent person would exercise under the circumstances in the conduct of his or her own affairs.

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

     Each indenture requires MeriStar Partnership to furnish to the trustee annually a certificate as to its compliance with such indenture.

     A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. Each indenture requires us to pay additional amounts necessary to protect holders if a court requires a conversion to be made on a date other than a judgment date.

SATISFACTION AND DISCHARGE

     MeriStar Partnership can discharge or defease its obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

     Unless otherwise provided in the applicable prospectus supplement, MeriStar Partnership may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. MeriStar Partnership may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

MODIFICATION OF THE INDENTURES

     Each indenture permits MeriStar Partnership and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

     - to evidence the succession of another corporation or other entity and the assumption of MeriStar Partnership's covenants under the relevant indenture and the debt securities consistent with the terms of that indenture;

     - to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

     - to cure any ambiguity, defect or inconsistency; and

     - for other purposes as described in each indenture.

     Each indenture also permits MeriStar Partnership and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

     - change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

     - reduce the principal amount or accreted value of any debt security, or the rate of interest or accretions or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;

     - reduce the amount of principal or accreted value payable upon acceleration of maturity;

     - change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

     - reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults;

     - modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived;

     - change the conversion ratio or otherwise impair conversion rights except as provided in the relevant indenture;

     - change any of the redemption provisions;

     - directly or indirectly release any of the collateral or security interest or guarantee in respect of the debt securities;

     - impair the right of any holder of a debt security to receive payment of principal of or premium or interest, if any, on that holder's debt securities on or after their respective due dates, or to institute a suit for the enforcement of any payment on or with respect to those debt securities; or

     - change any obligations to pay additional amounts under the applicable indentures.

     The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, MeriStar Partnership's compliance with some restrictive provisions of the indentures.

     MeriStar Partnership may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

DEFEASANCE AND COVENANT DEFEASANCE

     Except as provided in the applicable prospectus supplement, MeriStar Partnership may elect either

     - to be discharged from all its obligations in respect of debt securities of any series, except for its obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we will refer to this discharge as "defeasance"), or

     - to be released from its obligations to comply with some restrictive covenants applicable to the debt securities of any series (we will refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. MeriStar Partnership may establish such a trust only if, among other things, it has received an opinion of counsel to the effect that the holders of debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

     MeriStar Partnership may exercise the defeasance option with respect to debt securities notwithstanding its prior exercise of the covenant defeasance option. If MeriStar Partnership exercises the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

CONVERSION RIGHTS

     The terms and conditions, if any, on which debt securities being offered are convertible into partnership interests or other securities will be set forth in an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or MeriStar Partnership, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

REGARDING THE TRUSTEE

     Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, U.S. Bank National Association will serve as the senior debt indenture trustee and as the subordinated debt indenture trustee. U.S. Bank National Association currently serves as trustee under the indentures governing several issues of our debt securities and those of MeriStar Partnership.

     Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

GOVERNING LAW

     The indentures will be governed by the laws of the State of New York.

                         DESCRIPTION OF THE GUARANTEES

     For purposes of this section, the term "MeriStar" refers only to MeriStar Hospitality Corporation and not its subsidiaries.

     MeriStar may from time to time guarantee the obligations of MeriStar Partnership relating to its debt securities issued under this prospectus.

     MeriStar Partnership may from time to time guarantee the obligations of MeriStar relating to its debt securities issued under this prospectus.

     Some of the direct and indirect wholly-owned subsidiaries of MeriStar may guarantee the obligations of MeriStar and/or MeriStar Partnership relating to the debt securities of either of them issued under this prospectus.

     The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered by this prospectus in four ways:

     - through agents,

     - through underwriters,

     - through dealers and

     - directly to one or more other purchasers.

     We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an "underwriter", as that term is defined in the Securities Act and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

     If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

     If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

     Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent, in each case, less other expenses attributable to issuance and distribution. We will include in the prospectus supplement relating to each offering all the amounts described in the preceding sentence.

     Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on the New York Stock Exchange, subject to notice of issuance.

     Each issue of preferred stock, depositary shares relating to preferred stock, warrants and debt securities will be a new issue of securities with no established trading market. It has not been established whether the underwriters, if any, of the securities will make a market in these securities. If a market in the preferred stock, depositary shares relating to the preferred stock, warrants or debt securities is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

     In order to facilitate the offering of the securities offered under this prospectus, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase offered securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the securities will be passed upon for each issuer by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, and by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the underwriters, if any, by Simpson Thacher & Bartlett, New York, New York, or by the counsel named in the applicable prospectus supplement.

                                    EXPERTS

     The consolidated financial statements of MeriStar Hospitality Corporation as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, and the financial statement schedule of real estate and accumulated depreciation have been incorporated by reference in the registration statement, in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of MeriStar Hospitality Operating Partnership, L.P. as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, and the financial statement schedule of real estate and accumulated depreciation have been incorporated by reference in the registration statement, in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $500,000,000

                        MERISTAR HOSPITALITY CORPORATION
                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                DEBT SECURITIES
                                    WARRANTS
                      GUARANTEES OF THE DEBT SECURITIES OF
                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.
                            ------------------------

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                DEBT SECURITIES
     GUARANTEES OF THE DEBT SECURITIES OF MERISTAR HOSPITALITY CORPORATION



                     MERISTAR HOSPITALITY FINANCE CORP. III

                                DEBT SECURITIES
                            ------------------------
                                   PROSPECTUS

                                           , 2002

                            ------------------------

     No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of MeriStar, MeriStar Partnership, MeriStar Hospitality Finance Corp. III or any subsidiary guarantor that has guarantees registered under this prospectus since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date.

     Broker-dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the Registrants in connection with the distribution of the securities being registered:

SEC registration fee........................................  $46,000
Blue Sky fees and expenses..................................     *
Stock exchange listing fees.................................     *
NASD filing fee.............................................     *
Rating Agency fees..........................................     *
Transfer Agent fees.........................................     *
Trustee fees................................................     *
Legal.......................................................     *
Printing....................................................     *
Accounting..................................................     *
Miscellaneous...............................................     *
                                                              -------
          TOTAL.............................................     *
                                                              =======

---------------

* To be completed by amendment.

     All amounts listed above, except for the SEC registration fee, are estimates.

ITEM 15 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. Our Charter obligates us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding whether or not by or in the right of our Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of our Company, or is or was serving at the request of our Company as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. Our Charter also permits us to indemnify and advance expenses to any person who served a predecessor of our Company in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company. The Maryland General Corporation Law requires a Maryland corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any Maryland proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law requires us, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. We have purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to standards and restrictions set forth in the partnership agreement. Accordingly, Section 7.6 of the Second Amended and Restated Agreement of Limited Partnership Agreement of MeriStar Hospitality Partnership, dated as of August 3, 1998, provides that MeriStar Partnership shall indemnify each partner of the partnership and their respective directors, officers and trustees from and against any and all losses, claims, damages, liabilities, reasonable legal expenses, judgments, fines, settlements and any other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the partnership. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

ITEM 16 -- EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 1.1++   Form of Underwriting Agreement.
 4.1+    Form of Senior Debt Indenture between MeriStar Hospitality
         Corporation and U.S. Bank Trust National Association, as
         Trustee, including as an exhibit thereto the form of note.
 4.2+    Form of Subordinated Debt Indenture between MeriStar
         Hospitality Corporation and U.S. Bank Trust National
         Association, as Trustee, including as an exhibit thereto the form of note.
 4.3+    Form of Senior Debt Indenture among MeriStar Hospitality
         Operating Partnership, L.P., MeriStar Hospitality Finance
         Corp. III and U.S. Bank Trust National Association, as
         Trustee, including as an exhibit thereto the form of note.
 4.4+    Form of Subordinated Debt Indenture among MeriStar
         Hospitality Operating Partnership, L.P., MeriStar
         Hospitality Finance Corp. III and U.S. Bank Trust National
         Association, as Trustee, including as an exhibit thereto the form of note.
 4.5++   Form of Warrant Agreement for Common Stock of MeriStar
         Hospitality Corporation including as an exhibit thereto the form of warrant certificate.
 4.6++   Form of Warrant Agreement for Preferred Stock of MeriStar
         Hospitality Corporation including as an exhibit thereto the form of warrant certificate.
 4.7++   Form of Warrant Agreement for Debt Securities of MeriStar
         Hospitality Corporation including as an exhibit thereto the form of warrant certificate.
 4.8     Form of Share Certificate for the Common Stock of MeriStar
         Hospitality Corporation (incorporated by reference to
         Exhibit 4.1 of MeriStar Hospitality Corporation's
         Registration Statement No. 333-04568, filed with the
         Securities and Exchange Commission on March 7, 1996).
 4.9+    Form of Deposit Agreement, including as an exhibit thereto the form of depositary receipt for depositary shares.
 5.1+    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
         the legality of certain of the securities being registered.
 5.2+    Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the
         legality of certain of the securities being registered.

12.1     Schedule Regarding the Computation of Ratios for MeriStar
         Hospitality Corporation (incorporated by reference to Exhibit 12 of MeriStar Hospitality Corporation's Annual
         Report on Form 10-K, for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on March 7, 2002).
12.2     Schedule Regarding the Computation of Ratios for MeriStar
         Hospitality Operating Partnership, L.P. (incorporated by reference to Exhibit 12 of MeriStar Hospitality Operating
         Partnership, L.P.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on March 28, 2002).
23.1     Consent of KPMG LLP.
23.2     Consent of KPMG LLP.
23.3+    Consent of Paul, Weiss, Rifkind, Wharton & Garrison
         (included in Exhibit 5.1).
23.4+ Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.2).
24 Power of Attorney (included on the signature pages of this registration statement).
25.1+    Statement of eligibility of trustee on Form T-1 of MeriStar
         Hospitality Corporation Senior Debt Indenture.
25.2+    Statement of eligibility of trustee on Form T-1 of MeriStar
         Hospitality Corporation Subordinated Debt Indenture.
25.3+    Statement of eligibility of trustee on Form T-1 of MeriStar
         Hospitality Operating Partnership, L.P. Senior Debt
         Indenture.
25.4+    Statement of eligibility of trustee on Form T-1 of MeriStar
         Hospitality Operating Partnership, L.P. Subordinated Debt
         Indenture.

---------------

 + To be filed by amendment.

++ To be filed by amendment or incorporation by reference, subsequent to the effective date of this registration statement.

ITEM 17 -- UNDERTAKINGS.

     Each Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) hereof do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (5) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act, as amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          MERISTAR HOSPITALITY CORPORATION

                                          By: /s/ CHRISTOPHER L. BENNETT
                                            ------------------------------------
                                            Christopher L. Bennett
                                            Senior Vice President and General
                                              Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW.

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----



              /s/ PAUL W. WHETSELL                 Chief Executive Officer and          March 28, 2002
------------------------------------------------   Chairman of the Board of Directors
                Paul W. Whetsell                   (Principal Executive Officer)




                                                   Vice Chairman of the Board of        March 28, 2002
------------------------------------------------   Directors
                Steven D. Jorns




               /s/ BRUCE G. WILES                  Chief Investment Officer and         March 28, 2002
------------------------------------------------   Director
                 Bruce G. Wiles




                 /s/ JOHN EMERY                    President, Chief Operating Officer   March 28, 2002
------------------------------------------------   and Director
                   John Emery




              /s/ JAMES A. CALDER                  Chief Accounting Officer             March 28, 2002
------------------------------------------------   (Principal Financial and
                James A. Calder                    Accounting Officer)




            /s/ JAMES F. DANNHAUSER                Director                             March 28, 2002
------------------------------------------------
              James F. Dannhauser

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----





             /s/ J. TAYLOR CRANDALL                Director                             March 28, 2002
------------------------------------------------
               J. Taylor Crandall




              /s/ WILLIAM S. JANES                 Director                             March 28, 2002
------------------------------------------------
                William S. Janes




                                                   Director                             March 28, 2002
------------------------------------------------
               H. Cabot Lodge III




              /s/ D. ELLEN SHUMAN                  Director                             March 28, 2002
------------------------------------------------
                D. Ellen Shuman




               /s/ JAMES R. WORMS                  Director                             March 28, 2002
------------------------------------------------
                 James R. Worms

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          MERISTAR HOSPITALITY OPERATING
                                          PARTNERSHIP, L.P.

                                          BY: MERISTAR HOSPITALITY CORPORATION,
                                            AS GENERAL PARTNER

                                              By: /s/ CHRISTOPHER L.
                                                  BENNETT
                                              ----------------------------------
                                              Christopher L. Bennett
                                              Senior Vice President and General
                                                  Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----



                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell




                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          MERISTAR HOSPITALITY FINANCE CORP. III

                                          By: /s/ CHRISTOPHER L. BENNETT
                                            ------------------------------------
                                            Christopher L. Bennett
                                            Senior Vice President and General
                                              Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----



                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell




                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          MERISTAR ACQUISITION COMPANY, L.L.C.,
                                          a Delaware limited liability company

                                          By: MeriStar Hospitality Operating
                                              Partnership, L.P.,
                                            a Delaware limited partnership,
                                              member

                                              By: MeriStar Hospitality
                                                  Corporation,
                                              a Maryland corporation, general
                                                  partner

                                                  By: /s/ CHRISTOPHER L.
                                                      BENNETT
                                                --------------------------------
                                                Christopher L. Bennett
                                                Senior Vice President and
                                                      General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----



                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell




                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          AGH PSS I, INC.,
                                          a Delaware corporation

                                          By: /s/ CHRISTOPHER L. BENNETT
                                            ------------------------------------
                                            Christopher L. Bennett
                                            Senior Vice President and General
                                              Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                 SIGNATURE                                            TITLE
                 ---------                                            -----
            /s/ PAUL W. WHETSELL                   Chief Executive Officer
--------------------------------------------
              Paul W. Whetsell

            /s/ JAMES A. CALDER                    Chief Accounting Officer
--------------------------------------------       (Principal Financial and Accounting Officer)
              James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                  AGH UPREIT LLC,
                                  a Delaware limited liability company

                                  By: MeriStar Hospitality Corporation, a
                                      Maryland corporation, member

                                  By: /s/ CHRISTOPHER L. BENNETT
                                     -------------------------------------------
                                     Christopher L. Bennett
                                     Senior Vice President and General Counsel

                                  By: MeriStar Hospitality Operating
                                      Partnership, L.P., a Delaware limited
                                      partnership, member

                                  By: MeriStar Hospitality Corporation, a
                                      Maryland corporation, general partner

                                  By: /s/ CHRISTOPHER L. BENNETT
                                     -------------------------------------------
                                     Christopher L. Bennett
                                     Senior Vice President and General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                 SIGNATURE                                            TITLE
                 ---------                                            -----
            /s/ PAUL W. WHETSELL                           Principal Executive Officer
--------------------------------------------
              Paul W. Whetsell

            /s/ JAMES A. CALDER                              Chief Accounting Officer
--------------------------------------------       (Principal Financial and Accounting Officer)
              James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          CAPSTAR HOUSTON SW PARTNERS, L.P.
                                          CAPSTAR MEDALLION HOUSTON
                                            PARTNERS, L.P.
                                          CAPSTAR MEDALLION DALLAS PARTNERS,
                                          L.P.
                                          CAPSTAR MEDALLION AUSTIN
                                            PARTNERS, L.P.
                                          CAPSTAR MIDLAND PARTNERS, L.P.
                                          CAPSTAR DALLAS PARTNERS, L.P.
                                          CAPSTAR MOCKINGBIRD PARTNERS, L.P.
                                          Each of the above being a Delaware
                                          limited partnership

                                          By: MeriStar Hospitality Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, general
                                              partner

                                               By: MeriStar Hospitality
                                                   Corporation, a Maryland
                                                   corporation, general partner

                                                    By:
                                                  /s/ CHRISTOPHER L. BENNETT
                                                 -------------------------------
                                                 Christopher L. Bennett
                                                 Senior Vice President and
                                                        General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                 SIGNATURE                                            TITLE
                 ---------                                            -----
            /s/ PAUL W. WHETSELL                   Chief Executive Officer
--------------------------------------------
              Paul W. Whetsell

            /s/ JAMES A. CALDER                    Chief Accounting Officer
--------------------------------------------       (Principal Financial and Accounting Officer)
              James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          EQUISTAR SCHAUMBURG COMPANY, L.L.C.
                                          EQUISTAR BELLEVUE COMPANY, L.L.C.
                                          EQUISTAR CLEVELAND COMPANY, L.L.C.
                                          EQUISTAR LATHAM COMPANY, L.L.C.
                                          EQUISTAR VIRGINIA COMPANY, L.L.C.
                                          EQUISTAR BALLSTON COMPANY, L.L.C.
                                          EQUISTAR SALT LAKE COMPANY, L.L.C.
                                          EQUISTAR ATLANTA GP COMPANY, L.L.C.
                                          EQUISTAR ATLANTA LP COMPANY, L.L.C.
                                          CAPSTAR WASHINGTON COMPANY, L.L.C.
                                          CAPSTAR C.S. COMPANY, L.L.C.
                                          CAPSTAR SAN PEDRO COMPANY, L.L.C.
                                          CAPSTAR LOUISVILLE COMPANY, L.L.C.
                                          CAPSTAR LEXINGTON COMPANY, L.L.C.
                                          CAPSTAR OKLAHOMA CITY COMPANY, L.L.C.
                                          CAPSTAR CHERRY HILL COMPANY, L.L.C.
                                          CAPSTAR FRAZER COMPANY, L.L.C.
                                          CAPSTAR KC COMPANY, L.L.C.
                                          CAPSTAR NATIONAL AIRPORT COMPANY,
                                          L.L.C.
                                          CAPSTAR GEORGETOWN COMPANY, L.L.C.
                                          CAPSTAR JEKYLL COMPANY, L.L.C.
                                          CAPSTAR DETROIT AIRPORT COMPANY,
                                          L.L.C.
                                          CAPSTAR TUCSON COMPANY, L.L.C.
                                          CAPSTAR MESA COMPANY, L.L.C.
                                          CAPSTAR MORRISTOWN COMPANY, L.L.C.
                                          CAPSTAR INDIANAPOLIS COMPANY, L.L.C.
                                          CAPSTAR CHICAGO COMPANY, L.L.C.
                                          CAPSTAR WINDSOR LOCKS COMPANY, L.L.C.
                                          CAPSTAR HARTFORD COMPANY, L.L.C.
                                          CAPSTAR CROSS KEYS COMPANY, L.L.C.
                                          CAPSTAR COLUMBIA COMPANY, L.L.C.
                                          CAPSTAR ROLAND PARK COMPANY, L.L.C.
                                          CAPSTAR FORRESTAL COMPANY, L.L.C.
                                          Each of the above being a Delaware
                                          limited liability company

                                          By: MeriStar Hospitality Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, member

                                               By: MeriStar Hospitality
                                                   Corporation, a Maryland
                                                   corporation, general partner

                                                    By: /s/ CHRISTOPHER L.
                                                        BENNETT
                                                 -------------------------------
                                                 Christopher L. Bennett
                                                 Senior Vice President and
                                                 General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                   SIGNATURE                                              TITLE
                   ---------                                              -----



              /s/ PAUL W. WHETSELL                Chief Executive Officer
------------------------------------------------
                Paul W. Whetsell




              /s/ JAMES A. CALDER                 Chief Accounting Officer
------------------------------------------------  (Principal Financial and Accounting Officer)
                James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          MERISTAR SANTA BARBARA, L.P.
                                          MERISTAR LAJV, L.P.
                                          MERISTAR CATHEDRAL CITY, L.P.
                                          Each of the above being a Delaware
                                          limited partnership

                                          By: MeriStar Hospitality Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, general
                                              partner

                                              By: MeriStar Hospitality
                                                  Corporation, a Maryland
                                                  corporation, general partner

                                                  By: /s/ CHRISTOPHER L.
                                                      BENNETT
                                                --------------------------------
                                                Christopher L. Bennett
                                                Senior Vice President and
                                                General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----



                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell




                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          MERISTAR SANIBEL INN COMPANY, L.L.C.
                                          MERISTAR SUNDIAL BEACH COMPANY, L.L.C.
                                          MERISTAR SAFETY HARBOR COMPANY, L.L.C.
                                          MERISTAR SEASIDE INN COMPANY, L.L.C.
                                          MERISTAR PLANTATION SHOPPING CENTER
                                            COMPANY, L.L.C.
                                          MERISTAR SONG OF THE SEA COMPANY,
                                          L.L.C.
                                          MERISTAR SHIRLEY'S PARCEL COMPANY,
                                          L.L.C.
                                          MERISTAR SANIBEL GOLF COMPANY, L.L.C.
                                          MERISTAR MARCO ISLAND COMPANY, L.L.C.
                                          MERISTAR SS PLANTATION COMPANY, L.L.C.
                                          MERISTAR HOTEL (CALGARY AIRPORT) LLC
                                          MERISTAR HOTEL (VANCOUVER) LLC
                                          MERISTAR HOTEL (SURREY) LLC
                                          MERISTAR HOTEL (BURNABY) LLC
                                          AGH 75 ARLINGTON HEIGHTS LLC
                                          Each of the above being a Delaware
                                          limited liability company

                                          By: MeriStar Hospitality Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, member

                                              By: MeriStar Hospitality
                                                  Corporation, a Maryland
                                                  corporation, general partner

                                                  By: /s/ CHRISTOPHER L.
                                                      BENNETT
                                                --------------------------------
                                                Christopher L. Bennett
                                                Senior Vice President and
                                                General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----



                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell




                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          75 ARLINGTON HEIGHTS LIMITED
                                          PARTNERSHIP, L.P.,
                                          a Delaware limited partnership

                                          By: AGH 75 Arlington Heights LLC,
                                              A Delaware limited liability
                                              company, general partner

                                              By: MeriStar Hospitality Operating
                                                  Partnership, L.P., a Delaware
                                                  limited partnership, member

                                                  By: MeriStar Hospitality
                                                      Corporation, a Maryland
                                                      corporation, general
                                                      partner

                                                      By:
                                                  /s/ CHRISTOPHER L. BENNETT
                                                  ------------------------------
                                                  Christopher L. Bennett
                                                  Senior Vice President and
                                                  General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----



                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell




                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          BCHI ACQUISITION, L.L.C.
                                          a Delaware limited liability company

                                          By: AGH UPREIT LLC, a Delaware limited
                                              liability company, member

                                            By: MeriStar Hospitality Operating
                                                Partnership, L.P., a Delaware
                                                limited partnership, member

                                                By: MeriStar Hospitality
                                                    Corporation, a Maryland
                                                    corporation, general partner

                                                By: /s/ CHRISTOPHER L.
                                                    BENNETT
                                                  ------------------------------
                                                  Christopher L. Bennett
                                                  Senior Vice President and
                                                  General Counsel

                                          By: MeriStar Hospitality Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, member

                                              By: MeriStar Hospitality
                                                  Corporation, a Maryland
                                                  corporation, general partner

                                              By: /s/ CHRISTOPHER L.
                                                  BENNETT
                                                --------------------------------
                                                Christopher L. Bennett
                                                Senior Vice President and
                                                General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----
                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          MDV LIMITED PARTNERSHIP
                                          a Texas limited partnership

                                          183 HOTEL ASSOCIATES, LTD.
                                          a Texas limited partnership

                                          LAKE BUENA VISTA PARTNERS, LTD.
                                          a Florida limited partnership

                                          DURHAM I-85 LIMITED PARTNERSHIP
                                          a Delaware limited partnership

                                          COCOA BEACH HOTELS, LTD.
                                          a Florida limited partnership

                                          By: AGH UPREIT LLC,
                                              a Delaware limited liability
                                              company, their general partner

                                            By: MeriStar Hospitality Operating
                                                Partnership, L.P., a Delaware
                                                limited partnership, member

                                                By: MeriStar Hospitality
                                                    Corporation, a Maryland
                                                    corporation, general partner

                                                    By:
                                                  /s/ CHRISTOPHER L. BENNETT
                                                  ------------------------------
                                                  Christopher L. Bennett
                                                  Senior Vice President and
                                                  General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----
                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Executive Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          MERISTAR HOTEL LESSEE, INC.,
                                          a Delaware corporation

                                          By: /s/ CHRISTOPHER L. BENNETT
                                            ------------------------------------
                                            Christopher L. Bennett
                                            Senior Vice President and General
                                              Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----
                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                  HOTEL COLUMBIA COMPANY,
                                  a Maryland general partnership

                                  By: CapStar Columbia Company, L.L.C., a
                                      Delaware limited liability company,
                                      partner

                                      By: MeriStar Hospitality Operating
                                          Partnership, L.P., a Delaware limited
                                          partnership, member

                                          By: MeriStar Hospitality Corporation,
                                              a Maryland corporation, general
                                              partner

                                              By:
                                               /s/ CHRISTOPHER L. BENNETT
                                            ------------------------------------
                                            Christopher L. Bennett
                                            Senior Vice President and
                                            General Counsel

                                  By: CapStar Roland Park Company, L.L.C., a
                                      Delaware limited liability company,
                                      partner

                                      By: MeriStar Hospitality Operating
                                          Partnership, L.P., a Delaware limited
                                          partnership, member

                                          By: MeriStar Hospitality Corporation,
                                              a Maryland corporation, general
                                              partner

                                              By:
                                               /s/ CHRISTOPHER L. BENNETT
                                            ------------------------------------
                                            Christopher L. Bennett
                                            Senior Vice President and
                                            General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----
                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          MERISTAR LP, INC.,
                                          a Nevada corporation

                                          By:  /s/ CHRISTOPHER L. BENNETT
                                            ------------------------------------
                                            Christopher L. Bennett
                                            Senior Vice President and General
                                              Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----
                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          3100 GLENDALE JOINT VENTURE
                                          an Ohio general partnership

                                          By: AGH UPREIT LLC, a Delaware limited
                                              liability company, partner

                                              By: MeriStar Hospitality Operating
                                                  Partnership, L.P., a Delaware
                                                  limited partnership, member

                                                  By: MeriStar Hospitality
                                                      Corporation, a Maryland
                                                      corporation, general
                                                      partner

                                          By: /s/ CHRISTOPHER L. BENNETT
                                            ------------------------------------
                                            Christopher L. Bennett
                                            Senior Vice President and
                                            General Counsel

                                          By: MeriStar Hospitality Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, partner

                                              By: MeriStar Hospitality
                                                  Corporation, a Maryland
                                                  corporation, general partner

                                          By: /s/ CHRISTOPHER L. BENNETT
                                            ------------------------------------
                                            Christopher L. Bennett
                                            Senior Vice President and
                                            General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----
                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Chief Financial
                   James A. Calder                     and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                      MT. ARLINGTON NEW JERSEY LLC, a Delaware limited liability company

                                      By: AGH UPREIT LLC, a Delaware limited
                                          liability company, partner

                                          By: MeriStar Hospitality Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, member

                                              By: MeriStar Hospitality
                                                  Corporation, a Maryland
                                                  corporation, general partner

                                                  By: /s/ CHRISTOPHER L.
                                                      BENNETT
                                               ---------------------------------
                                               Christopher L. Bennett
                                               Senior Vice President and
                                               General Counsel

                                      By: MeriStar Hospitality Operating
                                          Partnership, L.P., a Delaware limited
                                          partnership, partner

                                          By: MeriStar Hospitality Corporation,
                                              a Maryland corporation, general
                                              partner

                                              By: /s/ CHRISTOPHER L.
                                                  BENNETT
                                             -----------------------------------
                                             Christopher L. Bennett
                                             Senior Vice President and
                                             General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

                      SIGNATURE                                                TITLE
                      ---------                                                -----
                /s/ PAUL W. WHETSELL                   Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                 /s/ JAMES A. CALDER                   Chief Accounting Officer
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          455 MEADOWLANDS ASSOCIATES, LTD., a
                                          Texas limited partnership

                                          By: AGH SECAUCUS LLC, a Delaware
                                              limited liability company, general
                                              partner

                                                  By: MeriStar Hospitality
                                                      Operating Partnership,
                                                      L.P., a Delaware limited
                                                      partnership, member

                                                        By: MeriStar Hospitality
                                                            Corporation, a
                                                            Maryland
                                                            corporation, general
                                                            partner

                                                        By:
                                                         /s/ CHRISTOPHER L.
                                                                 BENNETT
                                                    ----------------------------
                                                    Christopher L. Bennett
                                                    Senior Vice President and
                                                            General
                                                    Counsel

                                          By: MeriStar Hospitality Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, partner

                                                  By: MeriStar Hospitality
                                                      Corporation, a Maryland
                                                      corporation, general
                                                      partner

                                                        By:
                                                         /s/ CHRISTOPHER L.
                                                                 BENNETT
                                                    ----------------------------
                                                    Christopher L. Bennett
                                                    Senior Vice President and
                                                    General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

SIGNATURE                                                                   TITLE
---------                                                                   -----
                /s/ PAUL W. WHETSELL                     Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                 /s/ JAMES A. CALDER                     Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 28, 2002.

                                          AGH SECAUCUS LLC, a Delaware limited
                                          liability company

                                          By: MeriStar Hospitality Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, partner

                                                  By: MeriStar Hospitality
                                                      Corporation, a Maryland
                                                      corporation, general
                                                      partner

                                                        By: /s/ CHRISTOPHER L.
                                                            BENNETT
                                                    ----------------------------
                                                    Christopher L. Bennett
                                                    Senior Vice President and
                                                            General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul W. Whetsell, John Emery and Christopher L. Bennett, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON MARCH 28, 2002.

SIGNATURE                                                         TITLE
---------                                                         -----
                /s/ PAUL W. WHETSELL                     Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                 /s/ JAMES A. CALDER                     Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and
                   James A. Calder                       Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT                          DESCRIPTION                            PAGE
-------                          -----------                            ----
 1.1++   Form of Underwriting Agreement.
 4.1+    Form of Senior Debt Indenture between MeriStar Hospitality
         Corporation and U.S. Bank Trust National Association, as
         Trustee.
 4.2+    Form of Subordinated Debt Indenture between MeriStar
         Hospitality Corporation and U.S. Bank Trust National
         Association, as Trustee.
 4.3+    Form of Senior Debt Indenture among MeriStar Hospitality
         Operating Partnership, L.P., MeriStar Hospitality Finance
         Corp. III and U.S. Bank Trust National Association, as
         Trustee.
 4.4+    Form of Subordinated Debt Indenture among MeriStar
         Hospitality Operating Partnership, L.P., MeriStar
         Hospitality Finance Corp. III and U.S. Bank Trust National
         Association, as Trustee.
 4.5++   Form of Warrant Agreement for Common Stock of MeriStar
         Hospitality Corporation including as an exhibit thereto the form of warrant certificate.
 4.6++   Form of Warrant Agreement for Preferred Stock of MeriStar
         Hospitality Corporation including as an exhibit thereto the form of warrant certificate.
 4.7++   Form of Warrant Agreement for Debt Securities of MeriStar
         Hospitality Corporation including as an exhibit thereto the form of warrant certificate.
 4.8     Form of Share Certificate for the Common Stock of MeriStar
         Hospitality Corporation (incorporated by reference to
         Exhibit 4.1 of MeriStar Hospitality Corporation's
         Registration Statement No. 333-04568, filed with the
         Securities and Exchange Commission on March 7, 1996).
 4.9++   Form of Deposit Agreement, including as an exhibit thereto the form of depositary receipt for depositary shares.
 5.1+    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
         the legality of certain of the securities being registered.
 5.2+    Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the
         legality of certain of the securities being registered.
12.1     Schedule Regarding the Computation of Ratios for MeriStar
         Hospitality Corporation (incorporated by reference to
         Exhibit 12 of MeriStar Hospitality Corporation's Annual
         Report on Form 10-K, for the fiscal year ended December 31,
         2001, filed with the Securities and Exchange Commission on
         March 7, 2002).
12.2     Schedule Regarding the Computation of Ratios for MeriStar
         Hospitality Operating Partnership, L.P. (incorporated by
         reference to Exhibit 12 of MeriStar Hospitality Operating
         Partnership, L.P.'s Annual Report on Form 10-K, for the
         fiscal year ended December 31, 2001, filed with the
         Securities and Exchange Commission on March 28, 2002).
23.1     Consent of KPMG LLP.
23.2     Consent of KPMG LLP.
23.2+    Consent of Paul, Weiss, Rifkind, Wharton & Garrison
         (included in Exhibit 5.1).
23.3+    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.2).
24       Power of Attorney (included on the signature pages of this registration statement).
25.1+    Statement of eligibility of trustee on Form T-1 of MeriStar
         Hospitality Corporation Senior Debt Indenture.
25.2+    Statement of eligibility of trustee on Form T-1 of MeriStar
         Hospitality Corporation Subordinated Debt Indenture.
25.3+    Statement of eligibility of trustee on Form T-1 of MeriStar
         Hospitality Operating Partnership, L.P. Senior Debt
         Indenture.
25.4+    Statement of eligibility of trustee on Form T-1 of MeriStar
         Hospitality Operating Partnership, L.P. Subordinated Debt
         Indenture.

---------------
 + To be filed by amendment.

++ To be filed by amendment or incorporation by reference, subsequent to the effective date of this registration statement.